Exhibit 12.a1










December 3, 2003


Board of Directors
Microsourceonline Inc.
2810 Matheson Boulevard East.
Suite 200
Mississauga, Ontario
L4W 4X7



Dear Sirs:

This letter is to constitute our consent to include the interim financial statements of Microsourceonline Inc. and reviewed as of November 30, 2003 in the Registration Statement filed on Form SB-1 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN



/s/ Gary Cilevitz


Gary Cilevitz, C.A.

GC/rb